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                                                                     EXHIBIT 3.2


                                    BYLAWS
                                      OF
                                RAILSIDE, INC.

                                   ARTICLE I

                                    Offices
                                    -------

     The principal office of the corporation in the State of Utah shall be located in the City of Bountiful, County of Davis. The corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designated or as the business of the corporation may from time to time require.

                                   ARTICLE II

                                  Stockholders
                                  ------------

     2.1 Annual Meeting. The annual meeting of the stockholders shall be held in January of each year, beginning with the year 1984, at a time and place to be designated, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Directors, and shall be called by the President at the request of the holders of not less than thirty percent (30%) of all the outstanding shares of the corporation entitled to vote at the meeting.

     2.3 Place of Meeting. The directors may designate any place, either within or without the State of Utah unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designated any place, either within or without the State of Utah unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

     2.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, shall be delivered not less than ten (10) days nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the President or Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     2.5 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, such books shall be closed for at least thirty (30) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty (30) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requires such determination of stockholders is to be taken.

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If the stock transfer books are not closed and on record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     2.6 Voting Lists. The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least fifteen (15) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address, of the number of shares held by each, which lists, for a period of fifteen (15) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of the stockholders.

     2.7 Quorum. At any meeting of stockholders, those shares represented at the meeting, no matter what number that may be, shall constitute a quorum of stockholders which shall allow voting to proceed. Subject to the provisions of
Section 2.9, a vote of a majority of a quorum on any issue shall be dispositive. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.8 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

     2.9 Voting. Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these Bylaws shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the certificate of incorporation or the laws of this State. Article VII, Voting of Shares, as set forth in the certificate of incorporation, shall be
----------------
construed strictly to mean that each common stock shareholder shall have no cumulative voting rights.

     2.10 Order of Business. The order of business at all meetings of the stockholders shall be as follows:

          a.  Roll call.
          b.  Proof of notice of meeting or waiver of notice.
          c.  Reading of minutes of preceding meeting.
          d.  Reports of officers.
          e.  Reports of committees.
          f.  Election of directors.
          g.  Unfinished business.
          h.  New business.

     2.11 Informal Action by Stockholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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                                  ARTICLE III

                               Board of Directors
                               ------------------

     3.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of this State.

     3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

     3.3 Regular Meetings. A regular meeting of the directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     3.4 Special Meetings. Special meetings of the directors may be called by or at the request of the President or any two (2) directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

     3.5 Notice. Notice of any special meetings shall be given at least fifteen (15) days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.6 Quorum. At any meeting of the directors, a plurality shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     3.7 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

     3.8 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

     3.9 Resignation. A director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     3.10 Compensation. No compensation shall be paid to directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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     3.11  Presumption of Asset.  A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.12 Executive and Other Committees. The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three (3) or more directors. Each such committee shall serve at the pleasure of the Board.

                                   ARTICLE IV

                                    Officers
                                    --------

     4.1 Number. The officers of the corporation shall be a President, a Vice-President and a Secretary-Treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

     4.2 Election and Term of Office. The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholder. Each officer shall hold office until his successor shall have been duly elected and resign or shall have been removed in the manner hereinafter provided.

     4.3 Removal. Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

     4.5 President. The President shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the directors from time to time.

     4.6 Vice-President. In the absence of the President or event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

     4.7 Secretary-Treasurer. The Secretary-Treasurer shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the corporation. If required by the directors, he shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine.

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He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws, and in general perform all of the duties incident to the office of Secretary-Treasurer, and such other duties as from time to time may be assigned to him by the President or by the directors.

     4.8 Salaries. The salaries of the officers shall be fixed from time to time by the directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                      Contract, Loans, Checks and Deposits
                      ------------------------------------

     5.1 Contracts. The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

     5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

     5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

                                   ARTICLE VI

                   Certificates for Shares and Their Transfer
                   ------------------------------------------

     6.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the President and by the Secretary, or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnify to the corporation as the directors may prescribe.

     6.2  Transfer of Shares.

          (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

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          (b)  The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

                                  ARTICLE VII

                                  Fiscal Year
                                  -----------

     The fiscal year of the corporation shall begin on the first day of January in each year.

                                 ARTICLE VIII

                                   Dividends
                                   ---------

     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                   ARTICLE IX

                                     Seal
                                     ----

     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation, and the words "Corporate Seal".

                                   ARTICLE X

                                Waiver of Notice
                                ----------------

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   Amendments
                                   ----------

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

     DATED this  7th day of July, 1983.
                 ---

                                          /s/ ROBERT KAY TAIT
                                         ---------------------
                                         Secretary

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